Exhibit 5.1

Park Ha Biological Technology Co., Ltd. Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place 103 South Church Street P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	D:	+852 3656 6054 / +852 3656 6010
	E:	nathan.powell@ogier.com / cecilia.li@ogier.com

	Reference:	NMP/CQL/513882.00002

29 November 2025

Dear Sirs

Park Ha Biological Technology Co., Ltd. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) on or about the date hereof. The Registration Statement relates to the offering (the Offering) of (i) up to 20,000,000 units (the Units, each consisting of one Ordinary Share (as defined in below) and nine warrants to purchase nine Ordinary Shares (the Warrants)), (ii) up to 20,000,000 Ordinary Shares included in the Units and (iii) up to 180,000,000 Ordinary Shares underlying the Warrants (together, the Offering Securities).

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 11 October 2022 issued by the Registrar of Companies in the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted pursuant to special shareholder resolutions dated 3 October 2025 (the Memorandum and Articles);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(c)	a search of the Cayman Online Registry Information Service conducted against the Company at the Registrar on 29 November 2025 (the CORIS Search).

(d)	the Register of Writs and Other Originating Process at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 29 November 2025 (the Register of Writs).

(e)	a certificate of good standing in respect of the Company issued by the Registrar on 11 September 2025 (the Certificate of Good Standing);

(f)	a copy of the register of directors of the Company as provided to us on 10 September 2025 (the ROD);

(g)	a copy of the listed shareholder list of the Company as at 28 August 2025 provided to us on the same (the ROM, together with the ROD, the Registers);

(h)	copies of the written resolutions of the directors of the Company dated 12 September 2025 approving, among other things, the issuance of the Offering Securities and the filing of the Registration Statement (the Board Resolutions);

(i)	a draft copy of the placement agent agreement to be entered between the Company and FT Global Capital, Inc. (the Placement Agent Agreement) as exhibited to the Registration Statement;

(j)	a draft copy of the securities purchase agreement to be entered into by the Company (the Securities Purchase Agreement) as exhibited to the Registration Statement; and

(k)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Good Standing and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect

(f)	the Board Resolutions have been duly passed in accordance with the Memorandum and Articles and remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated in the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the Company will duly execute and delivery the Placement Agent Agreement and the Securities Purchase Agreement in the draft form provided for us for review in accordance with the Board Resolutions;

(i)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under and all documents entered into by such parties in connection with the issuance of the Offering Securities, and the due execution and delivery thereof by each party thereto;

(j)	the Company is, and after the issuance (where applicable) of the Offering Securities, able to pay its liabilities as they fall due; and

(k)	there is nothing under any law, other than the Cayman Islands, that would or might affect the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

The Company was duly incorporated on 11 October 2022 as and is an exempted company with limited liability. It is validly existing under the laws of the Cayman Islands, and is in good standing with the Registrar.

Share capital

(a)	Based solely on the Memorandum and Articles, the Company’s authorised share capital is US$300,000.00 divided into 15,000,000,000 ordinary shares of par value US$0.00002 each divided into (i) 12,000,000,000 Class A ordinary shares with a par value of US$0.00002 each (the Ordinary Shares) and (ii) 3,000,000,000 Class B ordinary shares with a par value of US$0.00002.

Valid Issuance of Offering Securities

(b)	The Ordinary Shares to be included in the Offering Securities to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement, the terms set out in the Placement Agent Agreement referred to within the Registration Statement and the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of Ordinary Shares has been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(c)	The Ordinary Shares issuable pursuant to the Warrants (the Underlying Shares), when the relevant Warrants are exercisable under the terms of the applicable definitive agreement approved by the Board as referred to within the Registration Statement have been duly reserved and authorised for issue and when:

(i)	issued by the Company upon due exercise of the relevant Warrants in accordance with the terms of the applicable definitive Documents as referred to in the Registration Statement and in accordance with the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of Ordinary Shares has been duly registered in the Company’s register of members as fully paid shares and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, will be, subject to payment of the exercise price therefor under the terms of the applicable agreement, validly issued, fully paid and non-assessable.

Registration Statement

(d)	The statements contained in the Registration Statement in the sections headed “Cayman Islands Taxation” and “Enforceability of Civil Liabilities”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Placement Agent Agreement, the Securities Purchase Agreement and the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Placement Agent Agreement, the Securities Purchase Agreement and the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Placement Agent Agreement, the Securities Purchase Agreement and Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Placement Agent Agreement, the Securities Purchase Agreement and the Registration Statement or the applicable definitive agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Certificate of Good Standing the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

6.2	This opinion may be used only in connection with the offer and sale of the Offering Securities while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier